Exhibit 5.1

manatt	Manatt, Phelps & Phillips, LLP
manatt | phelps | phillips

August 10, 2011

Superconductor Technologies Inc.

460 Ward Drive

Santa Barbara, California 93111-2310

Re:	Registration Statement on Form S-3

Commission File No. 333-172190

Ladies and Gentlemen:

We have acted as special counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company from time to time of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company having an aggregate offering price of up to $20,000,000. The Shares are included in a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2011 and amended by Amendment No. 1 to Form S-3 filed with the Commission on April 11, 2011 (Registration No. 333-172190) (the “Registration Statement”). The Shares are to be issued pursuant to a prospectus supplement dated August 10, 2011 (the “Prospectus Supplement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and reviewed only such documents, records and matters of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. Insofar as the opinion set forth herein is based on factual matters in connection with, among other things, the issuance of the Shares, which factual matters are authenticated in certificates from certain officers of the Company, we have relied on such certificates. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that as of the date hereof, the issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement and the Prospectus Supplement, and pursuant to the terms of the form of the At-the-market Equity Offering Sales Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed August 10, 2011, the Shares will be validly issued, fully paid and nonassessable. “Resolutions” means the resolutions of the Board of

11355 West Olympic Boulevard, Los Angeles, California 90064-1614 Telephone: 310.312.4000 Fax: 310.312.4224
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manatt
manatt | phelps | phillips

Superconductor Technologies Inc.

August 10, 2011

Directors of the Company, or a duly authorized committee thereof, relating to, among other things, the registration and issuance of the Shares, certified as of the date hereof by an officer of the Company. In rendering the foregoing opinion, we have assumed that upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding will not exceed the total number of shares of common stock of the Company that the Company is then authorized to issue under its Restated Certificate of Incorporation, as amended.

We express no opinion as to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the Federal securities laws of the United States of America. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Shares, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed August 10, 2011. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

Very truly yours,

/S/ MANATT, PHELPS & PHILLIPS, LLP
Manatt, Phelps & Phillips, LLP